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[TLC VISION LOGO]                                                   EXHIBIT 99.1


NEWS RELEASE                           CONTACT:

FOR IMMEDIATE RELEASE                  Stephen Kilmer
                                       Vice President, Investor Relations
                                       (905) 238-3904

                    TLCVISION REPORTS Q1-04 FINANCIAL RESULTS

TORONTO, ONTARIO--(May 10, 2004) - TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America's premier eye care services company, today announced its financial results for the three month period ended March 31, 2004. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise stated.

Q1-04 total net revenues were $65.2 million, up 22% from $53.6 million in Q1-03 and up 34% from $48.5 million in the previous quarter.

First quarter total paid laser procedure volumes were over 56,800. Procedure volumes include procedures of a former subsidiary that became an equity investment in 2004. Same-store year-over-year volume growth of 16% in the centers was partially offset by the closing of unprofitable centers and lower, but still positive, 4% year-over-year volume growth in the access business. The result was that Q1-04 procedure volumes were up 6% from the 53,500 reported in the same three month period a year ago and represented an increase of 47% sequentially from the 38,600 refractive procedures performed last quarter. The procedure volume mix in Q1-04 was 58% centers versus 42% access. Custom LASIK procedures represented approximately 49% of owned or managed center volumes in Q1-04.

On a GAAP basis, TLCVision reported a Q1-04 net profit of $8.1 million or $0.12 per share. This represents more than a 7-fold increase from $1.1 million or $0.02 per share for the same three month period a year ago, and compares to a loss of ($2.9 million) or ($0.04) per share last quarter. First quarter 2004 adjusted EBITDA was $13.3 million, up 88% from the $7.1 million for the same period last year and an increase of 237% from $3.9 million in Q4-03.

[Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding certain non-recurring items and research and development costs and is used to assist in understanding and comparing operating results. EBITDA and Adjusted EBITDA, which are not calculated identically by all companies, are not substitutes for operating income, net income and cash flow as determined in accordance with generally accepted accounting principles. Management uses EBITDA and Adjusted EBITDA as key measures of operating performance. Reference should be made to the "Adjusted EBITDA" table that provides reconciliation between operating results as prescribed by U.S. GAAP and "Adjusted EBITDA".]

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Elias Vamvakas, TLCVision's Chairman & CEO, commented "I believe that our operations team did an outstanding job in preparing TLCVision to capitalize so well financially on procedure volume growth in the seasonally strong first quarter. Year-over-year growth trends improved throughout the first quarter and that momentum has so far continued into Q2. Indeed, April 2004 total paid laser procedure volumes were up more than 20% from April 2003 levels. I am very pleased with what we have accomplished thus far and am confident that we will continue to build on TLCVision's world-leading position going forward."

About TLCVision

TLCVision is North America's premier eye care services company. Through its subsidiaries, the company focuses on three large eye care markets - refractive surgery (surface of the eye), cataract surgery (anterior of the eye) and the development of a potential dry AMD therapy (posterior of the eye). The key drivers of TLCVision's strategy are our affiliated network of thousands of eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by a strong operations management culture and superior information technology. More information about the company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plans" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision's anticipated future results. See the Company's reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.


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TLC VISION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands except per share amounts)

                                                      THREE MONTHS ENDED MARCH 31,
                                                      ---------------------------
                                                          2004            2003
                                                      -----------     -----------
Revenues:
  Refractive:
    Centers                                           $    38,838     $    30,923
    Access                                                 12,049          10,929
  Other healthcare services                                14,288          11,738
                                                      -----------     -----------
Total revenues                                             65,175          53,590
                                                      -----------     -----------
Cost of revenues:
  Refractive:
    Centers                                                26,152          22,543
    Access                                                  8,172           7,162
  Other healthcare services                                 9,138           7,480
                                                      -----------     -----------
Total cost of revenues                                     43,462          37,185
                                                      -----------     -----------
  Gross margin                                             21,713          16,405
                                                      -----------     -----------
General and administrative                                  7,901           8,019
Marketing                                                   2,894           3,661
Research and development                                      374              --
Amortization of intangibles                                 1,012           1,672
Write down in the fair value of investments                    --             203
                                                      -----------     -----------
                                                           12,181          13,555
                                                      -----------     -----------
Operating income                                            9,532           2,850
Other income, net                                             548             368
Interest expense, net                                        (403)           (368)
Minority interests                                         (1,874)         (1,541)
Earnings from equity investments                              399              --
                                                      -----------     -----------
Income before income taxes                                  8,202           1,309
Income tax expense                                           (150)           (239)
                                                      -----------     -----------
Net income                                            $     8,052     $     1,070
                                                      ===========     ===========
Earnings per share - basic                            $      0.12     $      0.02
                                                      ===========     ===========
Earnings per share - diluted                          $      0.12     $      0.02
                                                      ===========     ===========
Weighted average number of common shares
 outstanding - basic                                       66,932          64,060
Weighted average number of common shares
 outstanding - diluted                                     69,433          64,060

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TLC VISION CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(In thousands except per share amounts)

                                             THREE MONTHS ENDED MARCH 31,
                                             -----------------------------
                                                2004              2003
                                             ------------     ------------
Net Income                                   $      8,052     $      1,070
Interest                                              403              368
Taxes                                                 150              239
Depreciation and amortization                       4,557            5,554
                                             ------------     ------------
EBITDA                                             13,162            7,231
Research and development                              374               --
Variable stock option expense                         319               --
Adjustment to fair value of investments
 and long-term receivables allowance, net              --              203
Other income, net                                    (548)            (368)
                                             ------------     ------------
Adjusted EBITDA                              $     13,307     $      7,066
                                             ============     ============


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TLC VISION CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

                                   (UNAUDITED)

                                            MARCH 31,       DECEMBER 31,
                                              2004              2003
                                           ------------     ------------
ASSETS
Current assets
  Cash and cash equivalents                $     37,080     $     29,580
  Short-term investments                            313              748
  Accounts receivable                            17,959           15,617
  Prepaids and other current assets              12,159           11,646
                                           ------------     ------------
    Total current assets                         67,511           57,591
Restricted cash                                   1,369            1,376
Investments and other assets                      7,518            3,102
Intangibles, net                                 20,548           22,959
Goodwill, net                                    52,728           48,829
Fixed assets                                     52,189           56,891
                                           ------------     ------------
Total assets                               $    201,863     $    190,748
                                           ============     ============
LIABILITIES
Current liabilities
  Accounts payable                         $      9,385     $     10,627
  Accrued liabilities                            26,512           25,811
  Current portion of long-term debt              12,305           10,285
                                           ------------     ------------
Total current liabilities                        48,202           46,723
Other long-term liabilities                       2,554            2,607
Long term-debt, less current maturities          13,475           19,242
Minority interests                                9,705           10,907
SHAREHOLDERS' EQUITY
Capital stock                                   409,580          397,878
Option and warrant equity                         5,047            8,143
Accumulated deficit                            (286,700)        (294,752)
                                           ------------     ------------
Total shareholders' equity                      127,927          111,269
                                           ------------     ------------
Total liabilities and
 shareholders' equity                      $    201,863     $    190,748
                                           ============     ============



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